Exhibit 99.2
Press Release – Klaviyo Announces Pricing of Secondary Offering of 6,500,000 Shares of Series A Common Stock by Certain Selling Stockholders
Boston, Mass., August 15, 2025 — Klaviyo, Inc. (the “Company”) (NYSE: KVYO), the only CRM built for B2C brands, today announced the pricing of an underwritten public offering of 6,500,000 shares of its Series A common stock (the “Offering”) by certain of its existing stockholders (the “Selling Stockholders”). In addition, such Selling Stockholders have granted the underwriter a 30-day option to purchase up to an additional 975,000 shares. The Company will not receive any proceeds from the sale of the shares being offered by the Selling Stockholders. The Offering is expected to close on August 21, 2025, subject to customary closing conditions.

Barclays is acting as the underwriter for the offering.
Barclays may offer the shares of Series A common stock from time to time in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.
A registration statement on Form S-3 relating to these securities was filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2025 and became effective upon filing. The offering is being made only by means of a prospectus supplement and an accompanying prospectus. A copy of these documents may be obtained, when available, by visiting the SEC’s website at www.sec.gov or by contacting Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by phone 1-888-603-5847, or by email: barclaysprospectus@broadridge.com.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.
About Klaviyo
Klaviyo (NYSE: KVYO) is the only CRM built for B2C brands. Powered by its built-in data platform and AI insights, Klaviyo combines marketing automation, analytics, and customer service into one unified solution, making it easy for businesses to know their customers and grow faster. Klaviyo (CLAY-vee-oh) helps relationship-driven brands like Mattel, Glossier, CorePower Yoga, Daily Harvest and 176,000+ others deliver 1:1 experiences at scale, improve efficiency, and drive revenue.
Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including among other things, statements concerning the completion of the offering. These forward-looking statements include, but are not limited to, plans, intentions, expectations, strategies and prospects and other statements contained in this press release that are not historical facts and statements identified by words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies or prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations, strategies and prospects will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, market risks and uncertainties and the satisfaction of customary closing conditions for an offering of securities, and other risks set forth under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, the preliminary prospectus supplement, the final prospectus supplement and the accompanying prospectus related to the offering and in subsequent filings made by the Company with the SEC. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.
Press Contact
Amy Hufft
press@klaviyo.com
Investor Relations Contact
Andrew Zilli
ir@klaviyo.com